Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

SECOND QUARTER 2015 RESULTS

•	Occupancy of 95.1%, Up 80 Basis Points from 1Q15, 210 Basis Points from 2Q14

•	Same Store NOI Grew 4.7%, Cash Rental Rates Up 4.0%, GAAP Up 11.9%

•	Increased 2015 FFO Per Share Guidance

•	Placed In Service Two 100% Leased Developments Totaling 932,000 Square Feet

•	Started New 386,000 SF Development in Phoenix, 44% Pre-leased, Total Estimated Investment of $21.5 Million

CHICAGO, July 30, 2015 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully-integrated owner, operator and developer of industrial real estate, today announced results for the second quarter of 2015. Diluted net income available to common stockholders per share (EPS) was $0.13, compared to $0.04 in the year ago quarter.

First Industrial’s second quarter diluted FFO was $0.35 per share/unit, compared to $0.28 per share/unit a year ago.

Both EPS and FFO per share results for the second quarter of 2015 reflect a $0.01 gain related to the settlement of the interest rate protection agreement in the second quarter as previously disclosed.

“Our team delivered an excellent second quarter in all aspects of our business, including achieving our year-end occupancy target of 95% ahead of schedule. We are raising our FFO per share guidance for the year on the strength of our performance,” said Bruce W. Duncan, First Industrial’s president and CEO. “We are using our platform to execute on leasing as well as developing, acquiring, and selling properties to enhance our long-term cash flow growth.”

Portfolio Performance – Second Quarter 2015

•	In-service occupancy was 95.1% at the end of the second quarter, compared to 94.3% at the end of the first quarter of 2015, and 93.0% at the end of the second quarter of 2014.

•	Tenants were retained in 83.4% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 4.7%. Including lease termination fees, same property NOI increased 5.3%. Both measures exclude the impact of the $0.8 million portion of a one-time restoration fee recognized during the second quarter of 2014.

•	Rental rates increased 4.0% on a cash basis and increased 11.9% on a GAAP basis; leasing costs were $2.92 per square foot.

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Development Leasing

In the second quarter, the Company:

•	Placed in service its 377,000 square-foot First Pinnacle Industrial Center I development in Dallas, which is 100% leased on a long-term basis to a beverage company.

•	Placed in service its 556,000 square-foot First 36 Logistics Center in the Inland Empire for which the Company signed a long-term, full-building lease with an auto manufacturer.

•	Leased 78% of its 352,000 square-foot First Northwest Commerce Center in Houston.

•	Leased the remaining 80,000 square feet of its 222,000 square-foot First Pinnacle Industrial Center II in Dallas.

Investment and Disposition Activities

In the second quarter, the Company:

•	Acquired two 100% leased buildings in Southern California: a 45,000 square-foot building in the South Bay submarket of Los Angeles for $5.4 million and a 172,000 square-foot distribution center in Riverside in the Inland Empire for $14.8 million.

•	Commenced development of First Park Tolleson, a 386,000 square-foot multi-tenant distribution center with estimated total investment of $21.5 million. The building is 44% pre-leased to an existing customer relocating from an 80,000 square-foot space to a 170,000 square-foot space in this building upon its expected completion by the end of the first quarter of 2016.

•	Acquired a 24-acre development site in the Great Southwest submarket of Dallas which is developable to 302,000 square feet.

•	Completed three building sales comprised of 384,000 square feet as well as one land parcel for gross proceeds of $16.0 million.

In the third quarter to date, the Company:

•	Sold a 7,200 square-foot building in Tampa as well as a land parcel in Milwaukee for gross proceeds of $1.3 million.

“By executing on our developments from planning through lease-up, we are creating value and meeting growing tenant demand in our target markets,” said Johannson Yap, chief investment officer. “We continue to pursue new development opportunities to replenish our pipeline in a disciplined fashion.”

Outlook for 2015

Mr. Duncan stated, “We continue to see broad-based demand in the industrial market that is exceeding new supply. Our team is focused on delivering more cash flow by driving average occupancy in our existing portfolio, leasing up developments and growing rents given the strong fundamentals.”

	Low End of Guidance for 2015 (Per share/unit)	High End of Guidance for 2015 (Per share/unit)

Net Income Available to Common Stockholders	0.31	0.39
Add: Real Estate Depreciation/Amortization	0.99	0.99
Add: Non-NAREIT Compliant Gains Through 2Q15	(0.09)	(0.09)

FFO (NAREIT Definition)	$1.21	$1.29

FFO Before Impact of Settlement of Interest Rate Protection Agreement and Acquisition Costs YTD	$1.31	$1.39

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The following assumptions were used:

•	Average quarter-end in-service occupancy of 94.5% to 95.5%, an increase of 100 basis points at the midpoint.

•	Same-store NOI growth on a cash basis of positive 4% to 5% for the full year, excluding lease termination fees as well as the one-time restoration fee recognized in the comparative period of 2014. This is an increase of 50 basis points at the midpoint and a narrowing of the range.

•	General and administrative expense of approximately $24 million to $25 million.

•	Guidance reflects the payoff of approximately $23 million of secured debt with an interest rate of 5.58% in the fourth quarter of 2015.

•	Guidance includes the incremental costs related to the Company’s developments in process. In total, the Company expects to capitalize $0.02 per share of interest related to its developments in 2015.

•	Other than the above, guidance does not include the impact of:

•	any future debt repurchases prior to maturity or future debt issuances;

•	any future property sales or investments;

•	any future impairment losses;

•	any future NAREIT-compliant gains or losses; or

•	issuance of equity.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully-integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.8 million square feet of industrial space as of June 30, 2015. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe future plans, strategies and expectations of the Company,

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and are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land) in the Company’s current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; environmental liabilities; delays in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and those additional factors described under the “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2014 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call July 31, 2015 at 10:00 a.m. EDT (9:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial”. The conference call will also be webcast live on the “Investors” page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2015 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Statement of Operations and Other Data:
Total Revenues	$90,456	$84,044	$180,398	$167,905

Property Expenses	(27,827)	(26,921)	(57,618)	(57,237)
General and Administrative	(6,160)	(7,032)	(13,126)	(12,553)
Acquisition Costs	(319)	(76)	(319)	(111)
Depreciation of Corporate FF&E	(171)	(129)	(341)	(251)
Depreciation and Other Amortization of Real Estate	(27,873)	(27,532)	(56,009)	(55,281)

Total Expenses	(62,350)	(61,690)	(127,413)	(125,433)

Gain on Sale of Real Estate	2,197	—	10,127	—
Interest Income	33	671	57	1,373
Interest Expense	(16,363)	(18,924)	(33,005)	(37,970)
Amortization of Deferred Financing Costs	(764)	(803)	(1,510)	(1,607)
Mark-to-Market and Settlement Gain (Loss) on Interest Rate Protection Agreements	1,444	—	(11,546)	—
Loss from Retirement of Debt	—	(623)	—	(623)

Income from Continuing Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax Provision	14,653	2,675	17,108	3,645

Equity in (Loss) Income of Joint Ventures (a)	(4)	556	67	3,522
Income Tax Provision	(81)	(79)	(141)	(89)

Income from Continuing Operations	14,568	3,152	17,034	7,078

Discontinued Operations:
Income Attributable to Discontinued Operations	—	732	—	1,138
Gain on Sale of Real Estate	—	320	—	1,055

Income from Discontinued Operations	—	1,052	—	2,193

Net Income	14,568	4,204	17,034	9,271

Net Income Attributable to the Noncontrolling Interest	(556)	(165)	(649)	(269)

Net Income Attributable to First Industrial Realty Trust, Inc.	14,012	4,039	16,385	9,002

Preferred Dividends	—	—	—	(1,019)
Redemption of Preferred Stock	—	—	—	(1,462)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$14,012	$4,039	$16,385	$6,521

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$14,012	$4,039	$16,385	$6,521

Depreciation and Other Amortization of Real Estate	27,873	27,532	56,009	55,281
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	—	910	—	1,826
Noncontrolling Interest	556	165	649	269
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	29	17	66
Non-NAREIT Compliant Gain (b)	(2,197)	(320)	(10,127)	(1,055)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(367)	(63)	(3,346)

Funds From Operations (NAREIT) (“FFO”) (b)	$40,244	$31,988	$62,870	$59,562

Loss from Retirement of Debt	—	623	—	623
Restricted Stock/Unit Amortization	1,506	3,322	4,067	4,897
Amortization of Debt Discounts / (Premiums) and Hedge Costs	147	742	296	1,776
Amortization of Deferred Financing Costs	764	803	1,510	1,607
Depreciation of Corporate FF&E	171	129	341	251
Redemption of Preferred Stock	—	—	—	1,462
Mark-to-Market and Settlement (Gain) Loss on Interest Rate Protection Agreements	(1,444)	—	11,546	—
One-Time Restoration Fee (c)	—	(833)	—	(1,222)
Non-Incremental Capital Expenditures (c)	(11,978)	(12,495)	(19,140)	(19,864)
Capitalized Interest and Overhead	(615)	(421)	(1,119)	(869)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,553)	(728)	(3,727)	(602)

Adjusted Funds From Operations (“AFFO”) (b)	$27,242	$23,130	$56,644	$47,621

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$14,012	$4,039	$16,385	$6,521

Interest Expense	16,363	18,924	33,005	37,970
Depreciation and Other Amortization of Real Estate	27,873	27,532	56,009	55,281
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	—	910	—	1,826
Preferred Dividends	—	—	—	1,019
Redemption of Preferred Stock	—	—	—	1,462
Income Tax Provision	81	79	141	89
Mark-to-Market and Settlement (Gain) Loss on Interest Rate Protection Agreements	(1,444)	—	11,546	—
Noncontrolling Interest	556	165	649	269
Loss from Retirement of Debt	—	623	—	623
Amortization of Deferred Financing Costs	764	803	1,510	1,607
Depreciation of Corporate FF&E	171	129	341	251
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	29	17	66
Non-NAREIT Compliant Gain (b)	(2,197)	(320)	(10,127)	(1,055)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(367)	(63)	(3,346)

EBITDA (b)	$56,179	$52,546	$109,413	$102,583

General and Administrative	6,160	7,032	13,126	12,553
Acquisition Costs	319	76	319	111
FFO from Joint Ventures (b)	4	(242)	(85)	(358)

Net Operating Income (“NOI”) (b)	$62,662	$59,412	$122,773	$114,889

Weighted Avg. Number of Shares/Units Outstanding - Basic	114,712	114,278	114,697	114,262
Weighted Avg. Number of Shares Outstanding - Basic	110,348	109,815	110,329	109,746

Weighted Avg. Number of Shares/Units Outstanding - Diluted	115,047	114,867	115,047	114,826
Weighted Avg. Number of Shares Outstanding - Diluted	110,683	110,404	110,679	110,310

Per Share/Unit Data:
FFO (NAREIT)	$40,244	$31,988	$62,870	$59,562
Less: Allocation to Participating Securities	(137)	(117)	(194)	(188)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$40,107	$31,871	$62,676	$59,374
Basic Per Share/Unit	$0.35	$0.28	$0.55	$0.52
Diluted Per Share/Unit	$0.35	$0.28	$0.54	$0.52

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$14,012	$4,039	$16,385	$6,521
Less: Allocation to Participating Securities	(50)	(43)	(91)	(75)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$13,962	$3,996	$16,294	$6,446
Basic/Diluted Per Share	$0.13	$0.04	$0.15	$0.06

Common Dividends/Distributions	$0.1275	$0.1025	$0.2550	$0.2050

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,201,037	$3,166,952
Real Estate and Other Assets Held For Sale, Net	398	4,058
Total Assets	2,572,258	2,590,890
Debt	1,349,884	1,382,951
Total Liabilities	1,485,432	1,513,273
Total Equity	$1,086,826	$1,077,617

a) Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.

b) Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, plus depreciation and other amortization of real estate, minus non-NAREIT compliant gain. Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, minus general and administrative expenses and acquisition costs. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2015, include all properties owned prior to January 1, 2014 and held as an in-service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2014 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended June 30, 2015 and June 30, 2014, NOI was $62,662 and $59,412, respectively; NOI of properties not in the Same Store Pool was $2,311 and $1,835, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $324 and $565, respectively. Included in the $1,835 of NOI from properties not in the Same Store Pool in 2014 is a one-time restoration fee of $833. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c) A one-time 2014 restoration fee is excluded from the calculation of AFFO. The adjustment also reduced building improvements by $833 and $1,222 for the three and six months ended June 30, 2014, respectively.